Exhibit 10.12

June 3, 2005

New York Life Capital Partners II, L.P.

c/o NYLCAP Manager LLC

51 Madison Avenue, Room 3009

New York, NY  10010

Attention: James Barker and Paul Roberts

Ladies and Gentlemen:

This letter agreement is entered into in connection with the acquisition by New York Life Capital Partners II, L.P. (“NY Life”) of common stock of Neff Corp. (the “Company”).  The Company and Neff Rental, Inc. (“Neff Rental”) hereby agree that NY Life shall have the rights set forth below with respect to the Company, Neff Rental and their subsidiaries.  Such rights shall be in addition to those specified in the Stockholders Agreement of Neff Corp., dated as of June 3, 2005, among the Company, NY Life, and certain other parties (the “Stockholders Agreement”) and are intended, together with NY Life’s rights under the Stockholders Agreement, to constitute “management rights” within the meaning of 29 C.F.R. § 2510.3-101(d)(3)(ii) (the “Plan Asset Regulations”).

(a)           The Company, Neff Rental, and their subsidiaries shall provide to NY Life true and correct copies of all documents, reports, financial data, and other information that NY Life may reasonably request.  NY Life shall have the right, upon reasonable advance notice, to visit and inspect any of the Company’s, Neff Rental’s and their subsidiaries’ properties and to inspect and to copy their books of account and records.  Officers of the Company, Neff Rental and their subsidiaries, upon reasonable advance notice, shall be available at such times as NY Life may reasonably request to discuss with NY Life the affairs, finances, and accounts of the Company, Neff Rental, and their subsidiaries.

(b)           NY Life shall have the right to consult with and advise management of the Company, Neff Rental, and their subsidiaries, upon reasonable advance notice and at reasonable times from time-to-time, on all matters relating to the operations of the Company, Neff Rental, and their subsidiaries, including but not limited to annual operating plans and budgets and significant purchases or sales of property.

(c)           For so long as NY Life has the right to attend and observe meetings of the board of directors of the Company pursuant to the terms of the Stockholders Agreement, NY Life shall have the right to attend and observe meetings of the board of directors of Neff Rental, the Company’s other subsidiaries and Neff Rental’s subsidiaries on the same terms and conditions that NY Life has the right to attend and observe meetings of the board of directors of the Company.

The Company, Neff Rental, and their subsidiaries shall consider, in good faith, recommendations made by NY Life in connection with the exercise of the rights described above.  NY Life agrees to hold in confidence any confidential information provided to it in connection with the rights described above, and will require that its representatives agree to do the same, provided that nothing shall prohibit the disclosure of any such confidential information to the extent required by applicable law or legal process.

This letter agreement may not be amended except by a written instrument signed by the parties hereto.  The Company and Neff Rental agree that if legal counsel for NY Life reasonably concludes that the rights granted hereby and pursuant to the Stockholders Agreement should be modified or expanded in order for NY Life to be treated as holding “management rights” (as defined in the Plan Asset Regulations) with respect to its investment in the Company, the Company and Neff Rental will cooperate and negotiate in good faith to mutually agree to amendments to this letter agreement to effect such changes so that NY Life will be treated as holding such management rights; provided, however, that no such changes shall be made to the extent that doing so would have a material adverse effect on the business or operations of the Company, Neff Rental, and their subsidiaries.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  In the event that NY Life transfers shares of common stock of the Company to one or more Permitted Transferees (as defined in the Stockholders Agreement) of NY Life, each such Permitted Transferee shall be afforded the same rights as are afforded to NY Life and its Permitted Transferees hereunder and under Sections 12(b) and 12(c) of the Stockholders Agreement, and prior to, or concurrently with, the transfer of shares to each such Permitted Transferee, the Company and Neff Rental shall enter into a letter agreement with the Permitted Transferee that is identical to this letter agreement except that it shall be addressed to the Permitted Transferee and shall also provide the Permitted Transferee with the same rights as afforded to NY Life and its Permitted Transferees under Sections 12(b) and 12(c) of the Stockholders Agreement.

Notwithstanding anything in this letter agreement or in the Stockholders Agreement to the contrary, in no event shall NY Life, New York Life Investment Management

Mezzanine Partners, LP, NYLIM Mezzanine Partners Parallel Fund, LP and their Permitted Transferees have the right to appoint more than four Observers (as defined in Section 12(b) of the Stockholders Agreement) in total.

The contractual rights set forth in this letter agreement will terminate and be of no further force or effect as of the date that NY Life and its Permitted Transferees cease to satisfy the stock ownership requirement set forth in Section 12(b) of the Stockholders Agreement (relating to the right of Observers to attend meetings of the Company’s board of directors); provided, however, that the confidentiality obligations shall survive in perpetuity.

NY Life, the Company and Neff Rental agree that this letter agreement shall be governed by and construed in accordance with the laws of the state of New York, excluding any laws thereof which would direct application of law of another jurisdiction.

Very truly yours

NEFF CORP.

By:
Name:
Title:

NEFF RENTAL, INC.

By:
Name:
Title:

Agreed and Accepted:

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By: NYLCAP Manager LLC, its Investment Manager

By:
Name:
Title:

July 8, 2005

New York Life Capital Partners II, L.P.

c/o NYLCAP Manager LLC

51 Madison Avenue, Room 3009

New York, NY 10010

Attention: James Barker and Paul Roberts

Ladies and Gentlemen:

In connection with the proposed restructuring of the Neff Corp affiliated group, this letter confirms that for purposes of the letter agreement, dated June 3, 2005, entered into among Neff Corp (“Neff), Neff Rental, Inc. (Neff Rental”) and New York Life Capital Partners II, L.P. (the “Management Rights Letter”), (a) the term “subsidiaries” as used in the Management Rights Letter includes limited liability companies and partnerships that are majority-owned or controlled by Neff or Neff Rental, directly or indirectly, and (b) the term “board of directors” as used in the Management Rights Letter, includes, with respect to any subsidiary that is not a corporation, the body or entity that, with respect to such subsidiary, has duties and responsibilities similar to that of a board of directors.

This letter constitutes an amendment to the Management Rights Letter.

[signature page follows]

Very truly yours,

NEFF CORP.

By:	/s/ Juan Carlos Mas
	Name:	Juan Carlos Mas
	Title:	President

NEFF RENTAL, INC.

By:	/s/ Juan Carlos Mas
	Name:	Juan Carlos Mas
	Title:	President

Agreed and Accepted:

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By: NYLCAP Manager LLC, its Investment Manager

By:
Name:
Title:

Amendment to New York Life Capital Partners II, L.P. Management Rights Letter

Very truly yours,

NEFF CORP.

By:
Name:
Title:

NEFF RENTAL, INC.

By:
Name:
Title:

Agreed and Accepted:

NEW YORK LIFE CAPITAL PARTNERS II, L.P.

By: NYLCAP Manager LLC, its Investment Manager

By:	/s/ James M. Barker V
	Name:	James M. Barker V
	Title:	Executive Vice President

Amendment to New York Life Capital Partners II, L.P. Management Rights Letter